Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in the Statement of Additional Information of our report dated August 27, 2018, on the June 30, 2018 financial statements of IronBridge Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-165633).

                                                                            /s/Ernst & Young LLP

Minneapolis, Minnesota
October 29, 2018